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                                                                     EXHIBIT 5.1

                                                      DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA  91755-7431          Employer Identification Number:
                                           95-4486367
Date: Mar 31, 1997                    File Folder Number:
                                           951018432
ARGOSY/KOAR GROUP, INC.                Person to Contact:
C/O KIRK F. MALDONADO                      RUTH CHEN
C/O RIORDAN & MCKINZIE                 Contact Telephone Number:
695 TOWN CENTER DRIVE, SUITE 1500          (213) 725-0950
COSTA MESA, CA  92626                  Plan Name:
                                        ARGOSY/KOAR GROUP, INC.
                                        PROFIT SHARING AND SAVINGS PLAN
                                       Plan Number:  001


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of this plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on 01-03-96.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of
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                                      -2-


ARGOSY/KOAR GROUP, INC.


section 410(b) of the Code.

     Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                  Sincerely yours,

                                  /s/ Steven A. Jensen
                                  Steven A. Jensen
                                  District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum
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                                      -3-


ARGOSY/KOAR GROUP, INC.


This plan also satisfies the requirements of Code section 401(k).

This plan does not provide for contributions on behalf of participants with less than one thousand hours of service during the plan year and/or does not provide for contributions on behalf of participants not employed on the last day of the plan year. The provision(s) may, in operation, cause this plan to fail the coverage requirements of IRC 410(b) and/or the participation requirements of IRC 401(a)(26). If this discrimination occurs, this plan will not remain qualified.